Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERPUBLIC ANNOUNCES EXPIRATION OF CONSENT SOLICITATION

New York, NY (April 1, 2005) – The Interpublic Group of Companies, Inc. (NYSE: IPG) (the “Company”) today announced the expiration on March 31, 2005 of its solicitation of consents to amendments relating to the following series of debt securities (the “Securities”):

Supplemental
Outstanding				Indenture
Principal Amount	Title of Securities	CUSIP	Indenture	dated as of

$250,000,000	7.875% Senior Unsecured Notes due 2005	460690AK6	2000 Indenture	N/A

460690AR1
$500,000,000	7.25% Senior Unsecured Notes due 2011	U46064AB4	2000 Indenture	August 22, 2001
460690AM2

460690AT7
$800,000,000	4.50% Convertible Senior Notes due 2023	460690AS9	2000 Indenture	March 13, 2003
U46064AC2

$250,000,000	5.40% Senior Unsecured Notes due 2009	460690AU4	2004 Indenture	November 18, 2004

$350,000,000	6.25% Senior Unsecured Notes due 2014	460690AV2	2004 Indenture	November 18, 2004

The amendments provide, pursuant to the terms of the Company’s consent solicitation dated March 18, 2005, as supplemented, that failure to comply with certain reporting covenants will not constitute a default under the indentures. With respect to the 4.50% Convertible Senior Notes due 2023, the amendments further provide: (1) an extension from March 15, 2008 to September 15, 2009 of the date before which the Company may not redeem the notes and (2) an additional “make-whole” adjustment to the conversion rate in the event of a change of control meeting specified conditions.

The Company also announced that all conditions to the consent solicitation have been met and that it has accepted the consents it had received. The Company will pay the initial consent fee on April 1, 2005, to each record holder from which the Company has received and accepted consents. If the Company has not filed its 2004 Annual Report by 5:30 p.m.,

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

New York City time, on June 30, 2005, the Company will pay the additional consent fee on July 1, 2005 to each such record holder. For every $1,000 of principal amount of Securities as to which the Company has received and accepted consents, the initial consent fee is $2.50 and the additional consent fee is $1.25.

Copies of the solicitation statement, as supplemented, and related consent form may be obtained at no charge by contacting the information agent by telephone at (866) 470-3900 (toll-free) or (212) 430-3774, or in writing at 65 Broadway - Suite 704, New York, NY 10006.

Questions regarding the solicitation may be directed to: Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), J.P. Morgan Securities Inc. at (800) 834-4666 (toll-free) or (212) 834-3424 (collect), and UBS Securities LLC at (888) 722-9555 ext. 4210 (toll-free) or (203) 719-4210 (collect).

This announcement is not a solicitation of consents with respect to any Securities.

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About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing-services companies. Major global brands include Draft, Foote Cone & Belding Worldwide, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe & Partners Worldwide, MAGNA Global, McCann Erickson, Octagon, Universal McCann and Weber Shandwick. Leading domestic brands include Campbell-Ewald, Deutsch and Hill Holliday.

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Contact Information

General Inquiries:	Media, Analysts, Investors:	Analysts, Investors:
Julie Tu	Philippe Krakowsky	Jerry Leshne
(212) 827-3776	(212) 704-1328	(212) 704-1439

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Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This press release contains forward-looking statements. Our representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under the heading “Risk Factors” in our 2003 Form 10-K and other SEC filings. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

  our ability to attract new clients and retain existing clients;
  our ability to retain and attract key employees;
  risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates and currency exchange rates;
  risks arising from material weaknesses in our internal control over financial reporting;
  potential adverse effects to our financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements;
  risks associated with our inability to obtain certain waivers and amendments under our syndicated credit agreements;
  our ability to satisfy certain reporting covenants under our indentures by September 30, 2005;
  potential adverse effects if we are required to recognize additional impairment charges or other adverse accounting-related developments;
  risks associated with our inability to achieve lower costs and expenses as a result of our restructuring programs;
  potential adverse developments in connection with the ongoing SEC investigation;
  potential downgrades in the credit ratings of our securities;
  developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world; and
  the successful completion and integration of acquisitions which complement and expand our business capabilities.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under the heading “Risk Factors” in our 2003 Form 10-K and other SEC filings.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax